                                                                    EXHIBIT 5.32

                 PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT

     This PCsupport.com - Go Figure Sales Agreement (the "Agreement") is made between PCsupport.com, Inc., a Nevada corporation ("PCsupport.com") and Go Figure Technology, Inc., a Delaware corporation ("Go Figure").

     Whereas, PCsupport.com provides online preventative maintenance and technical support for personal computers; and

     Whereas, Go Figure anticipates entering into contracts with various entities to advise such entities regarding, and to assist such entities with, the purchase and/or distribution of computer hardware and software products (such contracts being hereinafter referred to as "Third Party Contracts" and the entities with which Go Figure executes Third Party Contracts being hereinafter referred to as "Third Parties"); and

     Whereas, Go Figure anticipates that one or more Third Parties may wish to purchase or make available for purchase the services provided by PCsupport.com; and

     Whereas, PCsupport.com and Go Figure wish to set forth the terms governing their rights and obligations when a Third Party wishes to purchase or make available for purchase the services provided by PCsupport.com.

     Now, therefore, in consideration of the foregoing premises and the mutual covenants and obligations set forth herein, PCsupport.com and Go Figure agree as follows:

1.   Effective Date.
     --------------

     1.1  The Effective Date of this Agreement is January 7, 2000.

2.   Sales of PCsupport.com services.
     -------------------------------

     2.1 As used in this Agreement, the term "Services" shall mean those services set forth on Exhibit A to this Agreement that are provided by PCsupport.com to users of personal computers, access to which services is gained by communicating with a Web site created by PCsupport.com. and hosted on Web servers owned or controlled by PCsupport.com.

     2.2 PCsupport.com and Go Figure agree that Go Figure may execute Third Party Contracts providing for the provision of Services to Third Parties or to customers of Third Parties. Go Figure agrees to initially offer the Services for purchase to each prospective Third Party as part of a single package of services that includes the warranty service, if any, offered for purchase by Go Figure to such Third Party. Go Figure shall have no liability to PCsupport.com arising from or relating to (a) the failure of Go Figure to offer a warranty service for purchase to any prospective Third

          Party; or (b) the failure of any Third Party to purchase the Services, regardless of whether such Third Party purchases any other service from Go Figure.

     2.3 Subject to and in compliance with the terms and conditions of this Agreement, PCsupport.com agrees to provide Services to Third Parties or the customers of Third Parties, as set forth in the related Third Party Contracts.

     2.4 Go Figure agrees that it will not during the term of this Agreement directly or indirectly offer services similar to or competitive with the Services, regardless of whether such services are provided by Go Figure or a third party.

     2.5  With respect to each Third Party Contract, PCsupport.com agrees that:

          (a) the Web site through which Services are delivered shall be branded as the online preventative maintenance and technical support site for the related Third Party or the related Third Party's customers;

          (b) PCsupport.com will promptly agree with the related Third Party upon a development and test schedule for the Web site through which Services will be delivered; and

          (c) within six weeks of PCsupport.com's receipt of the related Customization Fee (as defined in Section 3.1 hereof), PCsupport.com will develop and make accessible from the World Wide Web the Web site through which Services will be delivered; provided that PCsupport.com shall have no obligation to proceed with the development of such Web site prior to the receipt of such Customization Fee.

     2.6 Each of the parties hereto shall promptly disclose to the other party upon request that information in its possession that is necessary to the other party's performance of its obligations under this Agreement.

     2.7 Go Figure agrees to use commercially reasonable efforts to execute Third Party Contracts with Third Parties that in the aggregate forecast delivery during the first twelve months of the term of this Agreement of 1,000,000 or more personal computers with which the Services have been bundled. Go Figure shall have no liability to PCsupport.com arising from or relating to the delivery during the first twelve months of the term of this Agreement of fewer than 1,000,000 personal computers with which the Services have been bundled.

PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT

     2.8 Go Figure agrees to provide PCsupport.com on a monthly basis with forecasts of the number of personal computers with which the Services have been bundled to be delivered to or through actual and prospective Third Parties, such forecasts to be derived from information provided to Go Figure by actual and prospective Third Parties. Go Figure shall have no liability to PCsupport.com arising from or relating to the accuracy of such forecasts.

     2.9 Nothing contained in this Agreement shall restrict PCsupport.com from providing Services to persons or entities other than Third Parties and customers of Third Parties.

3.   Payments.
     --------

     3.1 The term "Customization Fee" as used in this Agreement shall mean the amount with respect to each Third Party Contract designated as the Customization Fee in the Supplemental Agreement (as defined in Section
          4.1 hereof) relating to such Third Party Contract. Go Figure agrees to pay to PCsupport.com each Customization Fee within 3 business days of Go Figure's receipt of such Customization Fee from a Third Party. Go Figure shall have no obligation to pay a Customization Fee prior to its receipt of such Customization Fee from a Third Party.

     3.2 Go Figure agrees to pay to PCsupport.com on or before the 10th business day of each calendar month an amount equal to the sum of the "Service Fees" calculated with respect to the preceding month in accordance with each Supplemental Agreement in effect during the preceding month to the extent payment for such Service Fees has been received by Go Figure. Go Figure shall have no obligation to pay the Service Fees relating to a personal computer with which the Services have been bundled prior to its receipt of payment relating to such Service Fees.

     3.3 PCsupport.com agrees to pay to Go Figure on or before the 10th business day of each calendar month an amount equal to the sum of the "Shared Revenue" calculated with respect to the preceding month in accordance with each Supplemental Agreement in effect during the preceding month to the extent the payments of which such Shared Revenue is a part have been received by PCsupport.com. PCsupport.com shall have no obligation to pay Shared Revenue prior to its receipt of the payment to which such Shared Revenue relates.

     3.4 No later than the 20th calendar day after the end of each calendar quarter, each party hereto shall provide to the other party a report setting forth in reasonable detail the facts used to determine the amounts of the payments made during the immediately preceding quarter by such party pursuant to Sections 3.1 - 3.3 of this Agreement.

PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT

4.   Supplemental Agreements.
     -----------------------

     4.1 PCsupport.com and Go Figure agree to negotiate in good faith to complete an agreement substantially in the form of Exhibit B attached hereto (a "Supplemental Agreement") with respect to each proposed Third Party Contract.

     4.2 Each Supplemental Agreement shall be interpreted, implemented and enforced with reference to and in conjunction with the terms and provisions of this Agreement. This Agreement shall be interpreted, implemented and enforced with respect to any Third Party Contract with reference to and in conjunction with the terms and provisions of the Supplemental Agreement relating to such Third Party Contract.

5.   Term, Termination and Effect of Termination.
     -------------------------------------------

     5.1 This Agreement shall terminate upon the first annual anniversary of the Effective Date provided, however, that the term of this Agreement will automatically extend for successive twelve-month periods after the first annual anniversary of the Effective Date unless either of the parties notifies the other party in writing at least thirty days prior to such date or the end of any twelve-month extension period, as the case may be, that this Agreement will not be so extended.

     5.2 Either party may terminate this Agreement for any material breach of this Agreement by the other party which is not cured within thirty calendar days following the other party's receipt of written notice from the non-breaching party specifying such breach, with termination to be effective immediately as of the end of such thirty calendar days.

     5.3  Upon the termination of this Agreement:

          (a) Go Figure shall pay to PCsupport.com all unpaid Customization Fees and Service Fees accrued during the term of this Agreement pursuant to Sections 3.1 and 3.2 hereof to the extent payment for such Customization Fees and Service Fees has been received by Go Figure; and

          (b) PCsupport.com shall pay to Go Figure all unpaid Shared Revenue accrued during the term of this Agreement pursuant to Section 3.3 hereof to the extent the payments of which such Shared Revenue is a part have been received by PCsupport.com.

     5.4 Notwithstanding anything to the contrary contained in this Agreement, the termination of this Agreement pursuant to the terms of Section 5.1 or

PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT

          Section 5.2 shall operate prospectively only and shall not terminate the obligations of PCsupport.com and Go Figure hereunder or under any Supplemental Agreement with respect to any Third Party Contract in effect at the date of such termination for the remaining term of any such Third Party Contract.

     5.5  Sections 5.4, 6.1, 6.2, 6.3, 7.1, 7.2, 8.1, 8.2, 8.3 and any rights of either party that may have accrued as of the termination of this Agreement shall survive such termination.

6.   Confidentiality, Non-circumvention; Intellectual Property Rights; News
     ----------------------------------------------------------------------
     Release.
     -------

     6.1 All information furnished by one party to the other in connection with this Agreement and the transactions contemplated by this Agreement shall be kept confidential by the receiving party and shall be used by the receiving party only in connection with this Agreement and such transactions. The receiving party shall not disclose such information to any person or entity other than its directors, officers, employees and agents who agree to comply with this Section 6.1, except to the extent that such information (a) is already lawfully known by the receiving party when received as a matter of record; (b) is now or hereafter becomes generally available to the public through no fault of the receiving party; (c) is obtained by the receiving party from a third party, who, to the knowledge of the receiving party, has no confidentiality obligation to the disclosing party, (d) is required to be disclosed by law, regulation or judicial process, including disclosure required by the Securities and Exchange Commission; or (e) is disclosed after the receiving party obtains prior written approval from the disclosing party for such disclosure. A receiving party shall promptly return to a disclosing party all original and duplicate copies of information furnished to the receiving party by the disclosing party in connection with this Agreement upon the written request of the disclosing party, provided that this Agreement has terminated.

     6.2 PCsupport.com agrees that Go Figure has developed certain confidential software, business concepts, business plans and business processes that are proprietary to Go Figure and that have substantial value for commercial exploitation (collectively, the "Go Figure Commercial Assets"). PCsupport.com agrees that it will not at any time attempt in any manner to commercially exploit any of the Go Figure Commercial Assets, nor will PCsupport.com use any of the Go Figure Commercial Assets for any purpose other than to fulfill PCsupport.com's obligations arising under this Agreement without Go Figure's prior written consent, which may be withheld in Go Figure's sole discretion.

     6.3 Go Figure agrees that PCsupport.com has developed certain confidential software, business concepts, business plans and business processes that are

PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT proprietary to PCsupport.com and that have substantial value for commercial exploitation (collectively, the "PCsupport.com Commercial Assets"). Go Figure agrees that it will not at any time attempt in any manner to commercially exploit any of the PCsupport.com Commercial Assets, nor will Go Figure use any of the PCsupport.com Commercial Assets for any purpose other than to fulfill Go Figure's obligations arising under this Agreement without PCsupport.com's prior written consent, which may be withheld in PCsupport.com's sole discretion.

     6.4 Neither party hereto shall obtain any rights in relation to the trademarks or trade names of the other party, other than as specifically provided for in this Agreement. PCsupport.com and Go Figure shall each be entitled during the term of this Agreement to use without charge the name and trademarks of the other party in its advertising, promotions, marketing documents, sales information and similar materials (in physical or electronic media) for the limited purpose of promoting the Services, provided that each party shall consult with the other party in advance before using any such name or trademarks and give the other party a reasonable opportunity to review the manner in which they will be used, it being agreed that each party shall control the manner in which its name and trademarks are used. Upon the expiration or termination of this Agreement, both parties shall immediately cease to use the name, logos and trademarks of the other party and shall ensure such cessation of use by all persons claiming to have received the right to such use.

     6.5 The content and distribution of a news release announcing the signing of this Agreement shall be subject to the mutual approval of the parties hereto. Go Figure acknowledges that any and all news releases must comply with all requirements imposed upon PCsupport.com as a result of its securities being publicly traded.

7.   Indemnification.
     ---------------

     7.1 Each party hereto shall indemnify and hold harmless the other party hereto, its directors, officers, employees, agents, successors and assigns, from and against any and all liability and every loss, cost, damage, claim, cause of action and expense paid or incurred by any one or more of them directly or indirectly arising from, attributable to or in connection with the indemnifying party's negligence, willful misconduct or breach of this Agreement; any claim of misrepresentation by or fraud on the part of the indemnifying party; and any violation by the indemnifying party of any federal or state statute, regulation or judicial or administrative ruling relating to the provision of Services. Each party agrees to give notice to the other party within ten calendar days of learning of a matter with respect to which such party believes it is indemnified pursuant to this Section 7.1.

PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT

     7.2 PCsupport.com shall indemnify and hold harmless Go Figure, its directors, officers, employees, agents, successors and assigns, from and against any and all liability and every loss, cost, damage, claim, cause of action and expense (including reasonable attorneys' fees) paid or incurred by any one or more of them directly or indirectly arising from, attributable to or in connection with any of the following claims made against Go Figure as a result of its performance under this Agreement: (a) infringement, contributory infringement or inducement of infringement directly related to provision of the Services; (b) unauthorized or unlawful use of any patent, copyright, trademark, trade secret, mask work, proprietary data or other information directly related to provision of the Services; or (c) any claim of right, title or interest by another party in any software directly related to the provision of the Services.

     7.3  With respect to the indemnification obligations set forth in this
          Section 7:

          (a) the indemnified party shall notify the indemnifying party in writing promptly upon learning of any claim or suit for which indemnification may be sought, provided that failure to do so shall not affect such indemnification obligations except to the extent the indemnifying party is prejudiced thereby;

          (b) the indemnifying party shall have control of the defense or settlement of any claim or suit for which indemnification may be sought, provided that the indemnified party shall have the right to participate in such defense or settlement with counsel of its own selection and at its sole expense; and

          (c) the indemnified party shall reasonably cooperate with the defense of any claim or suit for which indemnification may be sought, at the indemnifying party's expense.

     7.4  PCsupport.com and Go Figure agree that, except as set forth in Section
          7.1 hereof, PCsupport.com and its suppliers shall have no liability to Go Figure arising from or relating to (a) the performance, failure or incompatibility with any software or hardware of any software used or supplied by PCsupport.com in connection with the Services; (b) the performance, failure or incompatibility with any software or hardware of any hardware or systems used by PC support.com in connection with the Services; or (c) any damage to or any alteration, loss or destruction of information or data belonging to Go Figure or any third party.

PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT

8.   Limitation of Liability.
     -----------------------

     8.1 In no event shall the liability of either party hereto for damages relating to any cause of action relating to this Agreement exceed the aggregate amount of Service Fees received by PCsupport.com during the term of this Agreement.

     8.2 In no event shall either party hereto be liable for any indirect or consequential damages, including loss of profits, incurred by any other party, whether in an action in contract or tort or based on a warranty, in connection with or under this Agreement, even if it has been advised of the possibility of such damages.

     8.3 The limitations of liability set forth in Sections 8.1 and 8.2 of this Agreement shall not apply to the indemnification obligations set forth in Sections 7.1 and 7.2 of this Agreement.

9.   Miscellaneous Provisions.
     ------------------------

     9.1 This Agreement embodies the entire agreement of the parties relating to the subject matter hereof and supersedes all prior understandings or agreements between the parties relating to the same.

     9.2 Neither party may assign any of its rights under this Agreement without the prior consent of the other party except that (a) either party may assign its rights under this Agreement to any subsidiary that is wholly-owned, directly or indirectly, by such party; and (b) either party may assign its rights under this Agreement to any third party via merger of such party into such third party.

     9.3 This Agreement shall be binding upon and inure to the sole and exclusive benefit of Go Figure and PCsupport.com and their successors and permitted assigns. Nothing in this Agreement shall be construed to give any person or entity other than Go Figure or PCsupport.com any legal or equitable right, remedy or claim in connection with or arising from this Agreement.

     9.4 The parties are independent contractors and are not employees, partners, joint venturers, franchise-related entities or legal representatives of the other. Neither party is authorized to bind the other party or otherwise act in the name of or on behalf of the other party, without prior written consent. Neither party hereto will, unless agreed to by the other party, describe itself as associated with the other party in correspondence, commercial documents or on any name place or sign on its premise which describes or relates to the Services, except as required to comply with the terms and conditions of this Agreement.


PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT

     9.5 This Agreement may not be amended or modified other than by a written agreement executed by all of the parties hereto or their successors and permitted assigns.

     9.6 Any notices or other communications given in connection with this Agreement must be given in writing and will be considered given (a) when delivered by hand, with written confirmation of receipt; (b) 10 days after being mailed by certified airmail, postage prepaid, return receipt requested; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each instance to the following addresses or such other address as either party may designate by notice to the other party:

          If to Go Figure:      Prior to January 15, 2000:
                                Go Figure Technology, Inc.
                                13111 North Central Expressway
                                Suite 510
                                Dallas, Texas  75243
                                Attention: Chief Executive Officer

                                After January 15, 2000:
                                13155 Noel Road
                                Suite 1600
                                Dallas, Texas  75221
                                Attention: Chief Executive Officer

          If to PCsupport.com:  PCsupport.com, Inc.
                                Suite 280
                                4400 Dominion Street
                                Burnaby, British Columbia
                                V5G 4G3
                                Attention: Mike McLean

     9.7 Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement, except for payment obligations, if such failure is due to circumstances beyond its reasonable control, including without limitation earthquakes, governmental regulation, fire, flood, labor difficulties, civil disorder, and acts of God.

     9.8 If any provision of this Agreement is determined to be invalid by a court of competent jurisdiction, all other provisions of this Agreement shall remain in effect.

PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT

     9.9 This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement enforceable against each party in accordance with its terms.


PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT

In witness whereof, Go Figure and PCsupport.com have executed this Agreement to be effective as of the Effective Date.


                              Go Figure Technology, Inc.


                              By: /s/ Marc A. Landry
                                  -------------------------------------
                                  Marc A. Landry
                                  Chief Executive Officer and President



                              PCsupport.com, Inc.


                              By: /s/ Mike McLean
                                  -------------------------------------
                                  Mike McLean
                                  Chief Executive Officer


PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT

                                 EXHIBIT A TO

                 PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT



PC Support Center
Feature Description

--------------------------------------------------------------------------------------------------------------------------
            Feature                                     Description                        Included   Generates   Premium
                                                                                                       Revenue    Service
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
Software Updates                   Scans hard disk for new versions of software and           *           *
                                   drivers. User can download free versions and has the
                                   opportunity to purchase latest versions of
                                   commercial software
--------------------------------------------------------------------------------------------------------------------------
Preventative Maintenance           Disk is scanned and cleaned to increase performance        *
--------------------------------------------------------------------------------------------------------------------------
Advocate                           Will interface with PC vendors to assist subscribers       *
                                   with support and product related problems
--------------------------------------------------------------------------------------------------------------------------
PC Platform Maintenance            Subscribers receive emails of fixes or driver              *
                                   updates that automatically update their system
--------------------------------------------------------------------------------------------------------------------------
Technical Support Forums           Subscriber can ask questions of experts or answer          *           *          *
                                   questions for rewards
--------------------------------------------------------------------------------------------------------------------------
Telephone support                  Optional access to live support via telephone              *           *          *
--------------------------------------------------------------------------------------------------------------------------
Product Sales                      Subscribers will be able to purchase support related       *           *
                                   products, training material and hard to find
                                   accessories
--------------------------------------------------------------------------------------------------------------------------
The Backup Center                  Free backup services will be offered as well as            *           *          *
                                   upgrades to premium pay per use data backup services
--------------------------------------------------------------------------------------------------------------------------
Personal Subscriber profile        Allows subscriber to register to receive                   *
                                   personalized information and virus updates and keep
                                   a personal hardware profile etc.
--------------------------------------------------------------------------------------------------------------------------
FAQ's                              Vendor specific frequently asked questions                 *
--------------------------------------------------------------------------------------------------------------------------
Newsletter                         Weekly newsletter with support content and site news.      *
--------------------------------------------------------------------------------------------------------------------------
Email updates                      User will receive virus alerts, bug fixes etc.             *
--------------------------------------------------------------------------------------------------------------------------
Connection Maintenance Wizard      Keeps all important internet dialer working even           *
                                   when disconnected
--------------------------------------------------------------------------------------------------------------------------
Support content (News, Surveys,    Dynamic interesting support content                        *
 User choice awards, contests)
--------------------------------------------------------------------------------------------------------------------------

PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT

-------------------------------------------------------------------------------------------------------------------------
            Feature                                     Description                        Included   Generates   Premium
                                                                                                       Revenue    Service
-------------------------------------------------------------------------------------------------------------------------
Release 1.5
-------------------------------------------------------------------------------------------------------------------------
Virus Scan                         Online Virus scan, repair and email updates                *           *
-------------------------------------------------------------------------------------------------------------------------
Remote Diagnostic and Repair       Self help repair                                           *
 Disk Maintenance
-------------------------------------------------------------------------------------------------------------------------
Custom support actions             Scripted routines to help with common problems             *
-------------------------------------------------------------------------------------------------------------------------
Self Help                          Self serve tech support                                    *
-------------------------------------------------------------------------------------------------------------------------
Knowledgebase                      Supports PC over the internet                              *
-------------------------------------------------------------------------------------------------------------------------
Email Assist, Live Assist,         Fast, efficient and effective live support using           *           *          *
                                   advanced technology
-------------------------------------------------------------------------------------------------------------------------
On-site Assist (Break Fix)         Live, On-site Break Fix.                                   *           *          *
-------------------------------------------------------------------------------------------------------------------------
Hardware Upgrades Wizard           Subscriber profile will allow user to tune system to       *           *
                                   specific usage types and recommend upgrades to
                                   improve performance
-------------------------------------------------------------------------------------------------------------------------
Expert Advice                      Weekly comments, suggestions and recommendations by        *
                                   experts
-------------------------------------------------------------------------------------------------------------------------
Learning Center                    Courses, videos, books and tapes to help subscribers       *           *
                                   increase their knowledge about PCs and related
                                   topics will be offered.
-------------------------------------------------------------------------------------------------------------------------
Vendor communication page          Personal information                                       *
-------------------------------------------------------------------------------------------------------------------------
Future Enhancements
-------------------------------------------------------------------------------------------------------------------------
PC Platform Maintenance V 2.0      More in-depth services                                     *
-------------------------------------------------------------------------------------------------------------------------
Multiple PC's per user             Allows user to have more than one PC in their profile      *           *
-------------------------------------------------------------------------------------------------------------------------
Neighborhood Support Garage        SME account set up for group of PC's                       *
-------------------------------------------------------------------------------------------------------------------------
Asset Tracking                     Increase information on PC's registered                    *           *
-------------------------------------------------------------------------------------------------------------------------
Anti - Theft deterrent             Options to protect investment                                          *          *
-------------------------------------------------------------------------------------------------------------------------
Computer Theft and Damage          Insurance                                                  *           *          *
 Insurance
-------------------------------------------------------------------------------------------------------------------------
Extended Warranty                  Options for increasing warranty                            *           *          *
-------------------------------------------------------------------------------------------------------------------------

+   6 months of operation will be required to define an accurate revenue model
++  does not include some premium service and pay per use revenue
+++ some revenue streams could be lost due to customization requirements

PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT

                                 EXHIBIT B TO

                 PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT

               PCSUPPORT.COM - GO FIGURE SUPPLEMENTAL AGREEMENT
               ------------------------------------------------


     This PCsupport.com - Go Figure Supplemental Agreement (the "Supplemental Agreement") is made between PCsupport.com, Inc., a Nevada corporation, ("PCsupport.com") and Go Figure Technology, Inc., a Delaware corporation ("Go Figure").

     Whereas, PCsupport.com and Go Figure are parties to the PCsupport.com - Go Figure Services Agreement with an effective date of January 7, 2000 (the "Agreement"); and

     Whereas, Go Figure has negotiated a proposed Third Party Contract (as defined in the Agreement) with ________ ("Purchaser") to be dated effective ___________; and

     Whereas, the Agreement provides that PCsupport.com and Go Figure negotiate in good faith to complete this Supplemental Agreement with respect to the proposed Third Party Contract with Purchaser.

     Now, therefore, in consideration of the foregoing premises and the mutual covenants and obligations set forth herein, PCsupport.com and Go Figure agree as follows:

1.   Effective Date.
     --------------

     Effective Date of this Supplemental Agreement:  ________________,  2000.

2.   Capitalized Terms.
     -----------------

     (a) Capitalized terms used but not defined in this Supplemental Agreement shall have the meanings set forth in the Agreement.
     (b) "Icon" shall mean an on-screen icon connecting the user of a personal computer to a Web site providing Services.

3.   Services.
     --------

     The Services to be provided by PCsupport.com pursuant to Go Figure's Third Party Contract with Purchaser shall be those Services set forth under the heading of "Release ___" on Exhibit A to the Agreement, as Exhibit A is amended from time to time.


PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT

3.   Customization Fee.
     -----------------

     The Customization Fee payable to PCsupport.com with respect to Go Figure's Third Party Contract with Purchaser is $________.

4.   Service Fees.
     ------------

     Service Fees with respect to a calendar month that are calculated in accordance with this Supplemental Agreement shall equal $18.00 multiplied by the number of personal computer systems delivered to or at the direction of Purchaser during such calendar month onto which systems an Icon has been loaded pursuant to Go Figure's Third Party Contract with Purchaser.

5.   Shared Revenue.
     --------------

     Shared Revenue with respect to a calendar month that is calculated in accordance with this Supplemental Agreement shall equal the sum of:

     (a) Fifty percent of the gross commission revenue received by PCsupport.com during such calendar month from the sale to users of the Services of goods and services supplied or provided by a third party; plus

     (b) Fifty percent of the difference between (i) gross revenue received by PCsupport.com during such calendar month from the sale to users of the Services of goods and services (other than the Services) supplied or provided by PCsupport.com, less (ii) the direct cost to PCsupport.com of supplying or providing such goods and services during such month.


4.   Term.
     ----

     This Supplemental Agreement shall terminate on the earlier to occur of the termination of Go Figure's Third Party Contract with Purchaser or three years from the Effective Date of this Supplemental Agreement.

9.   Miscellaneous.
     -------------

     (a) This Supplemental Agreement shall be interpreted, implemented and enforced with reference to and in conjunction with the terms and provisions of the Agreement.
     (b) The provisions of Sections 5.4, 7.1, 8.1, 8.2, 8.3 and 9.1 - 9.9 of the Agreement are hereby incorporated by reference into this Supplemental Agreement.


PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT
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

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be executed by their respective duly authorized representatives as of the Effective Date.


PCSUPPORT.COM, INC.                   GO FIGURE TECHNOLOGY, INC.:


By: ___________________________       By: ________________________________
                                          Marc Landry
Name: _________________________           Chief Executive Officer and President

Title: ________________________


PCSUPPORT.COM - GO FIGURE SERVICES AGREEMENT
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